Exhibit 99.(j)2)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel” in Post-Effective Amendment No. 32 to the Registration Statement on Form N-1A of Brookfield Investment Funds as filed with the Securities and Exchange Commission on or about December 22, 2017.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York
December 22, 2017